Exhibit (m)(viii) under Form N-1A
                                Exhibit (1) under Item 601/Reg. S-K

                                 EXHIBIT H
                                  to the
                             Distribution Plan

                        Federated Insurance Series
                        Federated Kaufmann Fund II
                        and the Service Shares of:
                    Federated American Leaders Fund II
                  Federated Capital Appreciation Fund II
                      Federated Quality Bond Fund II



         This Distribution Plan is adopted by between Federated
      Insurance Series with respect to the Class of Shares of the Portfolios set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25% of the average aggregate net asset value of Class of Shares of the Portflios held during the month.

         Witness the due execution hereof this 1st day of March, 2002.



                                    Federated Insurance Series


                                    By:  /s/ J. Christopher Donahue
                                       ---------------------------------
                                    Name: J. Christopher Donahue
                                    Title:  President